As filed with the Securities and Exchange Commission on November 20, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

NGL Energy Partners LP

(Exact name of registrant as specified in its charter)

Delaware	27-3427920
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

6120 South Yale Avenue Suite 805
Tulsa, Oklahoma	74136
(Address of Principal Executive Offices)	(Zip Code)

NGL Energy Partners LP

2011 Long-Term Incentive Plan

(Full title of the plan)

H. Michael Krimbill

Chief Executive Officer
NGL Energy Partners LP
6120 South Yale Avenue

Suite 805

Tulsa, Oklahoma 74136

Telephone: (918) 481-1119

Fax: (918) 492-0990

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Bruce A. Toth

Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60601

Telephone: (312) 558-5600
Fax: (312) 558-5700

CALCULATION OF REGISTRATION FEE

	Amount to be	Proposed maximum	Proposed maximum	Amount of
Title of securities	registered	offering price	aggregate offering	registration
to be registered	(1)	per unit (2)	price	fee
Common units representing limited partnership interests	5,310,882 common units	$24.16	$128,310,910	$17,502
(1)

Pursuant to Rule 416(a) under the Securities Act, there is also being registered such additional number of common units that become available under the plan pursuant to anti-dilution provisions of the second amended and restated agreement of limited partnership of NGL Energy Partners LP, as amended.

(2)

The registration fee for such shares was calculated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the common units as reported on the New York Stock Exchange on November 14, 2012.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. NGL Energy Partners LP (the “Partnership”) shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act. Upon request, the Partnership shall furnish to the Commission or its staff a copy of any or all of the documents included in the file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Partnership incorporates by reference in this registration statement the following documents and information previously filed with the Commission:

(1)         The Annual Report on Form 10-K for the fiscal year ended March 31, 2012;

(2)         The Quarterly Report on Form 10-Q for the quarters ended June 30, 2012 and September 30, 2012;

(3)         Current Reports on Form 8-K or Form 8-K/A, as the case may be, filed with the SEC on December 19, 2011, December 23, 2011, March 19, 2012, April 20, 2012, April 25, 2012, May 4, 2012, May 21, 2012, June 25, 2012, July 17, 2012, August 3, 2012, September 4, 2012, October 3, 2012, October 25, 2012, November 7, 2012, November 19, 2012 and November 20, 2012 (in each case, excluding any information furnished and not filed with the SEC); and

(4)         The description of the Partnership’s common units contained in the as set forth in our Registration Statement on Form 8-A filed with the SEC on May 9, 2011;

other than the portions of such documents, which by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not regarded to be incorporated herein by reference.

All documents subsequently filed with the Commission by the Partnership pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, as amended, before the Partnership files a post-effective amendment indicating that all securities offered by this registration statement have been sold or that the Partnership has de-registered all securities then remaining unsold will be deemed to be incorporated by reference into this registration statement (and those documents will be a part of this registration statement) from the date they are filed with the Commission.  These documents generally include the Partnership’s annual, quarterly, and current financial and other reports filed with the Commission.

For purposes of this registration statement, any statement contained in this registration statement or in any other document, all or a part of which is incorporated (or deemed to be incorporated) by reference into this registration statement, will be deemed to be modified or superseded to the extent that more current information is provided in (1) this registration statement, or (2) in any other document filed by the Partnership with the Commission after the date of this registration statement.  Any statement that is modified or superseded will not be deemed to constitute a part of this registration statement, except to the extent that it is so modified or amended.

You may obtain, without charge, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to those documents that are not specifically incorporated by reference into those documents, by writing or telephoning us at the following address: NGL Energy Partners LP, 6120 South Yale Avenue, Suite 805, Tulsa, Oklahoma 74136; telephone number (918) 481-1119.

Information contained on our website, http://www.nglenergypartners.com, is not a prospectus and does not constitute part of this prospectus.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

NGL Energy Partners LP

Subject to any terms, conditions or restrictions set forth in our Second Amended and Restated Agreement of Limited Partnership, as amended (the “partnership agreement”), Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. We will generally indemnify officers, directors and affiliates of our general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by reference.

Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•                  our general partner, NGL Energy Holdings LLC (our “general partner”);

•                  any departing general partner;

•                  any person who is or was an affiliate of our general partner or any departing general partner;

•                  any person who is or was a manager, managing member, director, officer, employee, agent, fiduciary or trustee of our partnership, our subsidiaries, our general partner, any departing general partner or any of their affiliates;

•                  any person who is or was serving as a manager, managing member, director, officer, employee, agent, fiduciary or trustee of another person owing a fiduciary duty to us or our subsidiaries;

•                  any person who controls our general partner or any departing general partner; and

•                  any person designated by our general partner.

Any indemnification under these provisions will only be out of our assets. Unless our general partner otherwise agrees, it will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.

NGL Energy Holdings LLC

Section 18-108 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreement of NGL Energy Holdings LLC, our general partner, provides that our general partner shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of our general partner, or is or was serving at the request of our general partner as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an “indemnitee”), against expenses (including reasonable attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnitee in connection with such action, suit or proceeding to the full extent permitted by the Delaware LLC Act, upon such determination having been made as to such indemnitee’s good faith and conduct as is required by the Delaware LLC Act. The limited liability company agreement of our general partner also provides that expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by our general partner in advance of the final disposition of such action, suit or proceeding to the extent, if any, authorized by our general partner’s sole member in accordance with the provisions of the Delaware LLC Act, upon receipt of an undertaking by or on behalf of the indemnitee to repay such amount unless it shall ultimately be determined that indemnitee is entitled to be indemnified by our general partner. Officers, directors and affiliates of our general partner are also indemnified by us, as described above.

Directors’ and Officers’ Liability Insurance

Our general partner maintains directors’ and officers’ liability insurance policies covering its officers and directors against liabilities asserted and expenses incurred in connection with their activities as officers and directors of our general partner or any of its direct or indirect subsidiaries, including the Partnership.  These insurance policies may be sufficiently broad to permit indemnification of our general partner’s directors and officers for liabilities, including reimbursement of expenses incurred, arising under the Securities Act or otherwise.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1

First Amended and Restated Registration Rights Agreement, dated October 3, 2011, by and among the Partnership, Hicks Oils & Hicksgas, Incorporated, NGL Holdings, Inc., Krim2010, LLC, Infrastructure Capital Management, LLC, Atkinson Investors, LLC, E. Osterman Propane, Inc. and the other holders party thereto (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-35172) filed on October 7, 2011).

4.2

Amendment No. 1 and Joinder to First Amended and Restated Registration Rights Agreement dated as of November 1, 2011 by and between NGL Energy Holdings LLC and SemStream (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-35172) filed on November 4, 2011).

4.3

Amendment No. 2 and Joinder to First Amended and Restated Registration Rights Agreement, dated January 3, 2012, by and among NGL Energy Holdings LLC, Liberty Propane, L.L.C., Pacer-Enviro Propane, L.L.C., Pacer-Pittman Propane, L.L.C., Pacer-Portland Propane, L.L.C., Pacer Propane (Washington), L.L.C., Pacer-Salida Propane, L.L.C. and Pacer-Utah Propane, L.L.C. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-35172) filed on January 9, 2012).

4.4

Amendment No. 3 and Joinder to First Amended and Restated Registration Rights Agreement, dated May 1, 2012, by and between NGL Energy Holdings LLC and Downeast Energy Corp. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-35172) filed with the SEC on May 4, 2012).

4.5

Note Purchase Agreement, dated June 19, 2012, by and among NGL and the purchasers named therein (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-35172) filed with the SEC on June 25, 2012).

4.6

Amendment No. 4 and Joinder to First Amended and Restated Registration Rights Agreement, dated June 19, 2012, by and between NGL Energy Holdings LLC and NGP M&R HS LP LLC (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 001-35172) filed with the SEC on June 25, 2012).

4.7

Amendment No. 5 and Joinder to First Amended and Restated Registration Rights Agreement, dated October 1, 2012, by and between NGL Energy Holdings LLC and Enstone, LLC (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-35172) filed with the SEC on October 3, 2012).

4.8	Form of common unit certificate (incorporated by reference to Exhibit A to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-35172) filed with the SEC on May 17, 2011).

4.9

Call Agreement, dated as of November 1, 2012, by and among Gerald L. Jensen, Thrift Opportunity Holdings, LP, Jenco Petroleum Corporation, Caritas Trust, Animosus Trust, Nitor Trust and NGL Energy Partners LP (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-35172) filed on November 7, 2012).

4.10

Amendment No. 6 and Joinder to First Amended and Restated Registration Rights Agreement, dated November 13, 2012, by and among NGL Energy Holdings LLC, Gerald L. Jensen, Thrift Opportunity Holdings, LP, Jenco Petroleum Corporation, Caritas Trust, Animosus Trust and Nitor Trust (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-35172) filed on November 19, 2012).

5.1*	Opinion of Winston & Strawn LLP as to the legality of the securities registered hereby.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Grant Thornton LLP.

23.3*	Consent of BDO USA, LLP.

23.4*	Consent of Graham Shepherd, PC.

23.5*	Consent of Gray, Gray & Gray, LLP.

23.6*	Consent of Winston & Strawn LLP (contained in the opinion filed as Exhibit 5.1).

24.1*	Powers of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of Registrant (contained on the signature pages hereto).

*              Filed herewith.

Item 9. Undertakings.

(a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on November 20, 2012.

NGL ENERGY PARTNERS LP

By:	NGL Energy Holdings LLC,
its general partner

By:	/s/ H. Michael Krimbill
H. Michael Krimbill
Chief Executive Officer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints H. Michael Krimbill, with full power to act and with full power of substitution and resubstitution, our true and lawful attorney-in-fact and agent with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorney-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ H. Michael Krimbill	Chief Executive Officer, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)	November 20, 2012

H. Michael Krimbill

/s/ Jeffrey A. Herbers	Chief Accounting Officer	November 20, 2012
(Principal Accounting Officer)
Jeffrey A. Herbers

/s/ James J. Burke	Director	November 20, 2012

James J. Burke

/s/ Shawn W. Coady	Director	November 20, 2012

Shawn W. Coady

/s/ Kevin C. Clement	Director	November 20, 2012

Kevin C. Clement

/s/ Stephen L. Cropper	Director	November 20, 2012

Stephen L. Cropper

Signature	Title	Date

/s/ Bryan K. Guderian	Director	November 20, 2012

Bryan K. Guderian

/s/ James C. Kneale	Director	November 20, 2012

James C. Kneale

/s/ Vincent J. Osterman	Director	November 20, 2012

Vincent J. Osterman

/s/ Norman J. Szydlowski	Director	November 20, 2012

Norman J. Szydlowski

/s/ Patrick Wade	Director	November 20, 2012

Patrick Wade

/s/ William A. Zartler	Director	November 20, 2012

William A. Zartler

EXHIBIT INDEX

Exhibit No.	Description

4.1

First Amended and Restated Registration Rights Agreement, dated October 3, 2011, by and among the Partnership, Hicks Oils & Hicksgas, Incorporated, NGL Holdings, Inc., Krim2010, LLC, Infrastructure Capital Management, LLC, Atkinson Investors, LLC, E. Osterman Propane, Inc. and the other holders party thereto (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-35172) filed on October 7, 2011).

4.2

Amendment No. 1 and Joinder to First Amended and Restated Registration Rights Agreement dated as of November 1, 2011 by and between NGL Energy Holdings LLC and SemStream (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-35172) filed on November 4, 2011).

4.3

Amendment No. 2 and Joinder to First Amended and Restated Registration Rights Agreement, dated January 3, 2012, by and among NGL Energy Holdings LLC, Liberty Propane, L.L.C., Pacer-Enviro Propane, L.L.C., Pacer-Pittman Propane, L.L.C., Pacer-Portland Propane, L.L.C., Pacer Propane (Washington), L.L.C., Pacer-Salida Propane, L.L.C. and Pacer-Utah Propane, L.L.C. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-35172) filed on January 9, 2012).

4.4

Amendment No. 3 and Joinder to First Amended and Restated Registration Rights Agreement, dated May 1, 2012, by and between NGL Energy Holdings LLC and Downeast Energy Corp. (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-35172) filed with the SEC on May 4, 2012).

4.5

Note Purchase Agreement, dated June 19, 2012, by and among NGL and the purchasers named therein (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-35172) filed with the SEC on June 25, 2012).

4.6

Amendment No. 4 and Joinder to First Amended and Restated Registration Rights Agreement, dated June 19, 2012, by and between NGL Energy Holdings LLC and NGP M&R HS LP LLC (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K (File No. 001-35172) filed with the SEC on June 25, 2012).

4.7

Amendment No. 5 and Joinder to First Amended and Restated Registration Rights Agreement, dated October 1, 2012, by and between NGL Energy Holdings LLC and Enstone, LLC (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-35172) filed with the SEC on October 3, 2012).

4.8	Form of common unit certificate (incorporated by reference to Exhibit A to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-35172) filed with the SEC on May 17, 2011).

4.9

Call Agreement, dated as of November 1, 2012, by and among Gerald L. Jensen, Thrift Opportunity Holdings, LP, Jenco Petroleum Corporation, Caritas Trust, Animosus Trust, Nitor Trust and NGL Energy Partners LP (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-35172) filed on November 7, 2012).

4.10

Amendment No. 6 and Joinder to First Amended and Restated Registration Rights Agreement, dated November 13, 2012, by and among NGL Energy Holdings LLC, Gerald L. Jensen, Thrift Opportunity Holdings, LP, Jenco Petroleum Corporation, Caritas Trust, Animosus Trust and Nitor Trust (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-35172) filed on November 19, 2012).

5.1*	Opinion of Winston & Strawn LLP as to the legality of the securities registered hereby.

23.1*	Consent of Grant Thornton LLP.

23.2*	Consent of Grant Thornton LLP.

23.3*	Consent of BDO USA, LLP.

23.4*	Consent of Graham Shepherd, PC.

23.5*	Consent of Gray, Gray & Gray, LLP.

23.6*	Consent of Winston & Strawn LLP (contained in the opinion filed as Exhibit 5.1).

24.1*	Powers of Attorney authorizing certain persons to sign this registration statement on behalf of certain directors and officers of Registrant (contained on the signature pages hereto).

*              Filed herewith.